SCHEDULE 14C INFORMATION STATEMENT

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COMPREHENSIVE CARE CORPORATION
(Name of Registrant as Specified in Its Charter)

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COMPREHENSIVE CARE CORPORATION

3405 W. Dr. Martin Luther King, Jr. Blvd., Suite 101

Tampa, Florida 33607

(813) 288-4808

NOTICE BY ACTION OF

WRITTEN CONSENT OF STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is being furnished by the Board of Directors of Comprehensive Care Corporation, a Delaware corporation (the “Company”, “us”, “we” and “our”), to holders of record of our common stock, $0.01 par value per share, as of the close of business on January 9, 2009, which is the Record Date for purposes of the written consent described in this Information Statement, pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended. The purpose of this Information Statement is to inform our stockholders of a certain action that was taken by the written consent, dated as of January 14, 2009, by the holders of a majority of our outstanding voting stock, voting together as a single class. This Information Statement also shall be considered the notice required under Section 228(e) of the Delaware General Corporation Law.

The action taken by the majority stockholders will not become effective until at least 20 days after the initial mailing of this Information Statement to the other stockholders.

No action is required by you. The accompanying information statement is furnished only to inform our stockholders of the action described above before it takes effect in accordance with Rule 14c-2 promulgated under the Securities Act of 1934, as amended. This information statement is being mailed to you on or about February     , 2009.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER THE MATTER DESCRIBED HEREIN.

PLEASE NOTE THAT A MAJORITY OF THE COMPANY’S STOCKHOLDERS HAVE VOTED TO APPROVE THE INCREASE IN AUTHORIZED CAPITAL. THE VOTES HELD BY THE MAJORITY STOCKHOLDERS ARE SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT FOR THESE ACTIONS AND NO ADDITIONAL VOTES WILL CONSEQUENTLY BE NEEDED TO APPROVE THE MATTER DESCRIBED HEREIN.

By order of the Board of Directors:

/s/ John M. Hill
John M. Hill
Chief Executive Officer

Dated: February     , 2009

COMPREHENSIVE CARE CORPORATION

3405 W. Dr. Martin Luther King, Jr. Blvd., Suite 101

Tampa, Florida 33607

INFORMATION STATEMENT

INTRODUCTORY STATEMENT

Comprehensive Care Corporation is a Delaware corporation with our principal executive offices located at 3405 W. Dr. Martin Luther King, Jr. Blvd., Suite 101, Tampa, Florida 33607. Our telephone number is (813) 288-4808.

At the request of our Board of Directors, we are sending this Information Statement to our stockholders to notify you about action taken by the holders of 58.2% of our outstanding voting capital stock, voting together as a single class on an as-converted basis, and by the holders of all our outstanding Series A Preferred Stock, par value $50.00 per share (“Series A Preferred Stock”), voting as a separate class, by written consent, dated January 14, 2009, in lieu of a special meeting of the stockholders, in accordance with the Delaware General Corporation Law (“DGCL”) and our Restated Certificate of Incorporation and Bylaws to approve the action. The action taken was ratification and approval of an amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock, $0.01 par value per share (“Common Stock”), from 30,000,000 shares to 100,000,000 shares and to increase the number of authorized shares of the Company’s preferred stock, $50.00 par value per share (“Preferred Stock”), from 60,000 shares to 1,000,000 shares. The written consent will be effective not less than 20 calendar days after the initial mailing of this Information Statement.

Under Section 228 of the DGCL, we are required to provide notice of the taking of any corporate action without a meeting by less than unanimous written consent to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of stockholders to take the action were delivered to us. As of the Record Date, 8,327,766 shares of our Common Stock and 14,400 shares of our Series A Preferred Stock, were outstanding. With respect to the stockholder actions described above, shares of Series A Preferred Stock are entitled to vote on an “as converted” basis with the Common Stock, voting together as a single class. Shares of Common Stock are entitled to one vote for each share of Common Stock held. Shares of our Series A Preferred Stock are entitled to 316.19 votes for each share of Series A Preferred Stock outstanding, which represents the equivalent of 4,553,136 shares of Common Stock. In addition, holders of our Series A Preferred Stock are entitled to vote as a separate voting class with respect to the amendment to the Company’s Restated Certificate of Incorporation.

We will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of our Common Stock and Series A Preferred Stock.

This Information Statement is being mailed on or before February     , 2009 to the holders of record on January 9, 2009 of the outstanding shares of our Common Stock and Series A Preferred Stock.

AMENDMENT OF THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK BY 70,000,000 TO 100,000,000 AND TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF PREFERENCE STOCK BY 940,000 TO 1,000,000

The Company’s Restated Certificate of Incorporation currently authorizes the Company to issue 30,000,000 shares of Common Stock, $0.01 par value per share per share and 60,000 shares of Preferred Stock, $50.00 par value per share per share. The Board of Directors approved and declared it advisable and in the Company’s best interest to submit to the holders of a majority of our then-outstanding Common Stock and Series A Preferred Stock, for action by written consent, an amendment to the Company’s Restated Certificate of Incorporation to authorize an additional 70,000,000 shares of Common Stock and an additional 940,000 Preferred Stock. On January 14, 2009, stockholders owning approximately 58.2% of the outstanding shares of our Common Stock and Series A Preferred Stock, taken together as one class on an as-converted basis, and all of the outstanding shares of our Series A Preferred Stock, as a separate class, approved the amendment to the Company’s Restated Certificate of Incorporation by action taken by written consent without a meeting in accordance with DGCL. No further vote of our stockholders is required to approve the amendment to the Company’s Restated Certificate of Incorporation. The amendment to our Restated Certificate of Incorporation will become effective when it is filed with the Delaware Secretary of State. We anticipate that such filing will occur on or about 20 calendar days after the date this Information Statement is first mailed to our stockholders.

As of the Record Date, the Company had 30,000,000 shares of its Common Stock authorized for issuance, of which 8,327,766 shares were issued and outstanding. This number does not include an aggregate of 2,352,168 shares reserved for issuance under outstanding options and warrants to purchase shares of our Common Stock, nor does it include 4,553,328 shares of our Common Stock reserved for issuance upon conversion of our Series A Preferred Stock, or 15,873 shares of our Common Stock reserved for issuance upon conversion of our 7 1/2% Convertible Subordinated Debentures due 2010, or 800,000 shares of our Common Stock reserved for issuance upon conversion of an 8 1/2% convertible promissory note due 2011. Thus, as of the Record Date, the Company had a total of 13,951,057 shares of Common Stock available for future issuance.

On January 20, 2009, pursuant to an Agreement and Plan of Merger Agreement (the “Merger Agreement”), between the Company, its wholly-owned subsidiary CompCare Acquisition, Inc. and Core Corporate Consulting Group, Inc., a Delaware limited liability company (“Core”), we issued to Core stockholders 1,675 shares of our Series B-1 Preferred Stock par value $50.00 (“Series B-1 Preferred Stock”), 2,665 shares of our Series B-2 Preferred Stock par value $50.00 (“Series B-2 Preferred Stock”) and 10,294,725 Common Stock par value $0.01. The details of the merger are contained in the Merger Agreement, a copy of which is set forth in Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on January 23, 2009. As a result of the merger of CompCare Acquisition, Inc. with and into Core (the “Merger”), (i) Core became a wholly-owned subsidiary of the Company and (ii) the former stockholders of Core are entitled to vote approximately 77% of the total voting power of the Company. Prior to the Merger on January 16, 2009, Core, had acquired all 14,400 shares of Series A Preferred Stock and all 1,739,130 shares of Common Stock owned by Woodcliff Healthcare Investment Partners LLC, a wholly-owned subsidiary of Hythiam, Inc. and the Company’s largest stockholder. Prior to the Merger on January 20, 2009, Core converted all of its Series A Preferred Stock into 4,553,136 shares of Common Stock.

Pursuant to the Certificate of Designation, Preferences and Rights of Series B-1 Preferred Stock and Series B-2 Preferred Stock filed with the Secretary of State of Delaware on January 16, 2009, in connection with the Merger, the Series B-1 Preferred Stock and the Series B-2 Preferred Stock shall automatically become convertible into their respective securities upon the satisfaction of the following conditions (the “Conversion Conditions”) (i) filing of an amendment to the Company’s Restated Certificate of Incorporation to increase the authorized number of shares of Common Stock to 100,000,000 shares and to increase the authorized number of shares of Preferred Stock to 1,000,000 shares and (ii) filing a Certificate of Designation designating a series of Series C Convertible Preferred Stock, par value $50.00 per share (“Series C Preferred Stock”) of the Company having such rights, preferences and privileges as are set forth in an exhibit to such Certificate and (iii) authorizing the Company to issue a number of shares of such class equal to the number of shares of Series C Preferred Stock into which the Series B-1 Preferred Shares will be converted upon the satisfaction of the Conversion Conditions.

Subject to the Conversion Conditions, the Series B-1 Preferred Stock will be initially converted into an aggregate of 14,400 shares of Series C Stock. The initial per share conversion rate shall be one share of Series B-1 Preferred Stock for 8.597015 shares of Series C Preferred Stock. The Series C Preferred Stock will initially be convertible into Common Stock at the rate of approximately 316.28 shares of Common Stock for each share of Series C Preferred Stock, which conversion rate will be adjusted for certain dilutive issuances of Common Stock.

Subject to the Conversion Conditions, the Series B-2 Preferred Stock will be initially converted into an aggregate of 7,246,874 shares of Common Stock. The initial per share conversion rate shall be one share of Series B-2 Preferred Stock for 2,719.273546 shares of Common Stock, subject to any adjustments. The issuance of shares of Common Stock upon the conversion of the Series B-2 Preferred Stock will be made through a private placement exemption not involving a public offering under Section 3(a)(9) under the Securities Act and will be exempt from registration obligations under Section 5 of the Securities Act.

The principal purpose of amending our Restated Certificate of Incorporation to increase our authorized Common Stock is to make available additional shares of our Common Stock in accordance with our obligations under the provisions of the Merger Agreement.

Except for the issuance of securities in connection with the Merger described above or for additional capital needs, we currently have no plans to issue the additional authorized shares. However, if our Board of Directors determines that it is necessary or appropriate, we may issue additional shares of our Common and/or Preferred Stock to permit future stock dividends or stock splits, to acquire another company or its business or assets, to establish strategic relationships with corporate partners, to provide equity incentives or compensation to employees, officers, directors or consultants or to pursue other matters. The increase in our authorized Common Stock will not have any immediate effect on the rights of our existing stockholders. Our Board will, however, have the authority to issue authorized Common Stock or Preferred Stock without requiring future stockholder approval of such issuances, except as may be required by applicable law or our Restated Certificate of Incorporation. To the extent that additional authorized shares are issued in the future, they may decrease our existing stockholders’ percentage equity ownership and, depending on the price at which they are issued, could be dilutive to our existing stockholders. The holders of our Common Stock have no preemptive rights. Holders of our outstanding shares of Preferred Stock, however, have a right of first refusal to purchase shares of any capital stock issued by us (except pursuant to our existing stock incentive plans) at the same price and on the same terms proposed to be issued or sold by the Company to a third party, so that the holders of our outstanding Preferred Stock would, after the issuance and sale of all such new securities, hold the same proportionate interest of our Common Stock as was held by them immediately prior to such issuance and sale (based on the number of shares of Common Stock to be received upon conversion of the Preferred Stock).

The increase in the number of authorized shares of our Common Stock and the subsequent issuance of such shares could also have the effect of delaying or preventing a change in control of the Company without further action by our stockholders, except for holders of our Preferred Stock. Shares of authorized and unissued Common Stock could (within the limits imposed by applicable law and our Restated Certificate of Incorporation) be issued in one or more transactions that would make a change in control of the Company more difficult, and therefore, less likely. For example, such shares could be privately placed with purchasers who might side with the Board of Directors in opposing a hostile takeover bid. Any such issuance of additional stock could have the effect of diluting our earnings per share and book value per share of outstanding shares of our Common Stock or the stock ownership and voting rights of a person seeking to obtain control of the Company. While it may be deemed to have potential anti-takeover effects, the amendment to our Restated Certificate of Incorporation to increase our authorized Common Stock was not prompted by any specific effort or takeover threat currently perceived by management.

The Board of Directors believes it is in the Company’s best interest to have the flexibility to issue additional shares in the future as determined by the Board of Directors, including pursuant to the Merger Agreement without the expense and delay of a special stockholders’ meeting to approve such additional authorized Common Stock, or an additional Information Statement or written consent of stockholders.

INFORMATION ON CONSENTING STOCKHOLDERS

Pursuant to the Company’s Bylaws and the DGCL, a vote by the holders of at least a majority of the voting power of our outstanding capital stock voting together as a single class is required to effect the actions described herein. As of the Record Date, we had 8,327,766 shares of Common Stock and 14,400 shares of Series A Preferred Stock issued and outstanding. Each share of Common Stock is entitled to one vote and each share of Series A Preferred Stock is entitled to 316.19 votes for each share of Series A Preferred Stock outstanding, which represents the equivalent of 4,553,136 shares of Common Stock. As a separate class, Series A Preferred Stock is entitled to one vote per share. Of the total potential 12,880,902 Common Stock votes, more than 50%, or 6,440,451, is required to pass any stockholder resolution. In addition, of the potential 14,400 Preferred A Stock, more than 50%, or 7,201 is required to pass any stockholder resolution. The consenting majority stockholders of Comprehensive Care Corporation are the owners of 2,939,130 shares of Common Stock and 14,400 of Series A Preferred Stock representing a total of 58.2% of the total voting power of Common Stock and 100% of the voting power of the Series A Preferred Stock as of the Record Date. Pursuant to Section 228(a) of the DGCL, the consenting majority stockholders voted in favor of the actions described herein in a written consent dated January 14, 2009. The consenting stockholders’ names and shares voted are as follows:

Name of Consenting Stockholder	Shares of Common Stock Voted by Consent	Shares of Series A Preferred Stock Voted by Consent	Total Consenting Votes of Common Stock		Total Consenting Votes of Series A Preferred Stock
Woodcliff Healthcare Investment Partners, LLC	1,739,130	14,400	6,292,266	(1)	14,400
Harry Ross	1,200,000		1,200,000

Total Consenting Votes			7,492,266		14,400

Total Votes in each class			12,880,902		14,400

Percentage of Consenting Votes			58.2%		100.0%

(1)	Each share of Series A Preferred Stock is entitled to 316.19 votes in the Common Stock class.

SECURITY OWNERSHIP

The following table sets forth, as of January 9, 2009, information concerning the beneficial ownership of Common Stock by each director of the Company, the Chief Executive Officer and four other most highly compensated executive officers provided that their annual compensation exceeds $100,000, and all directors and executive officers as a group. Unless otherwise indicated below, the business address for each named individual is the principal executive office address, which is 3405 W. Dr. Martin Luther King, Jr. Blvd., Suite 101, Tampa, Florida 33607. According to rules adopted by the Securities and Exchange Commission, a person is the “beneficial owner” of securities if he or she has, or shares, the power to vote such securities or to direct their investment. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to shares beneficially owned.

Name of Beneficial Owner	Shares Beneficially Owned	Percent of Common Stock Outstanding
Robert J. Landis (1)	392,000	4.6%
John M. Hill (2)	150,000	1.8%
Richard Powers (3)	75,000	*
Steven R. Peskin, M.D. (4)	25,000	*
Michel Sucher, M.D. (4)	25,000	*
Michael Yuhas (4)	25,000	*
Vijay A. Chevli (4)	25,000	*
Michael D. Bakst, Ph.D. (4)	25,000	*
All executive officers and directors as a group (8 persons)	742,000	8.3%

*	Less than 1%.
(1)	Includes 107,000 shares of common stock held directly and 285,000 shares subject to options that are presently exercisable.
(2)	Includes 150,000 shares subject to options that are presently exercisable.
(3)	Includes 75,000 shares subject to options that are presently exercisable.
(4)	Includes 25,000 shares subject to options that are presently exercisable.

The following table sets forth, as of January 9, 2009, the name, address, stock ownership and voting power of each person or group of persons known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to shares beneficially owned.

Name And Address of Beneficial Owner	Shares Beneficially Owned		Percent of Common Stock Outstanding
Harry Ross 3622 Reeves Road, Ojai, CA 93023	2,000,000	(1)	21.9%

Robert Lange 1806 Hickory Street, St. Louis, MO 63104	625,500	(2)	7.5%

Woodcliff Healthcare Investment Partners LLC 11150 Santa Monica Boulevard, Suite 1500, Los Angeles, CA 90025	6,292,266	(3)	48.9%

(1)	Information obtained from Schedule 13D filed by Mr. Ross on September 5, 2008
(2)	Information obtained from Schedule 13G filed by Mr. Lange on September 19, 2008.
(3)	Represents the sum of 4,553,136 shares of Common Stock reserved for issuance upon conversion of the Series A Preferred Stock and 1,739,130 Common shares held directly.

NO DISSENTERS’ RIGHTS

You do not have the right to dissent and obtain an appraisal of your shares under Delaware law in connection with the amendments our Restated Certificate of Incorporation described in this Information Statement.

WHERE CAN YOU FIND MORE INFORMATION ABOUT THE COMPANY

We file our annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any materials that we file with the SEC at its public reference facilities at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the document at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. The SEC also maintains a website that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. You also can view such documents on our website www.compcare.com.

Tampa, Florida

February     , 2009

By order of the Board of Directors:

/s/ John M. Hill
John M. Hill
Chief Executive Officer